Exhibit 10.4
MONSTER WORLDWIDE, INC.
RESTRICTED STOCK UNIT AWARD
GRANT NOTICE
FOR RESIDENTS OF FRANCE
MONSTER WORLDWIDE, INC., a Delaware corporation (the “Company”), hereby notifies [Participant Name] (the “Participant”) of a grant of Restricted Stock Units (“RSUs”) by the Committee to the Participant on [Grant Date] (the “Grant Date”) pursuant to the Company’s 2008 Equity Incentive Plan, as amended (the “Plan”), upon the terms and conditions set forth in this Grant Notice and the Plan. All RSUs covered by this Grant Notice are intended to qualify for favorable treatment under French tax and social security legislation related to “attribution d’actions gratuites” (as defined by Article L. 225-197-1 to 5 of the French Commercial Code), with respect to Participants who are residents of France for tax purposes. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.
1. Grant of RSUs. Subject to the terms and conditions of this Grant Notice and the Plan, the Participant has been granted [Number of RSUs] RSUs. The RSUs shall vest and payment in respect of such RSUs shall be made, if at all, in accordance with Section 2 hereof.
2. Vesting.
(a) The RSUs granted to the Participant shall vest and payment in respect of such number of RSUs shall be made as to the percentage of the RSUs indicated on the dates specified below (each an “RSU Vesting Date”), provided that the Participant has remained in the continuous employment of the Company or any of its Affiliates from the Grant Date through and including each applicable RSU Vesting Date:

Incremental Percentage
Date	of Award Being Vested
Second Anniversary of Grant Date	50%
Third Anniversary of Grant Date	25%
Fourth Anniversary of Grant Date	25%
Any fractional RSUs resulting from the strict application of the incremental percentages set forth above will be disregarded and the actual number of RSUs becoming vested on any specific RSU Vesting Date will cover only the full number of RSUs determined by applying the relevant incremental percentage.
(b) In the event that during the period of the Participant’s employment with the Company or one of its Affiliates after the Grant Date:
(i) the Participant dies, or
(ii) the Participant incurs a Disability,

(such events are collectively referred to as “Acceleration Events”), then all outstanding unvested RSUs shall immediately vest as of the date of the applicable Acceleration Event, subject to Section 2(d) below, and shall be settled in shares of Common Stock that are not subject to the restrictions on transfer described in Section 2(e), as required by article L. 225-197-3 and article L. 225-197-1-I, 5th and 6th paragraphs of the French Commercial Code, respectively. Notwithstanding the foregoing, as required by article L. 225-197-3 of the French Commercial Code, in the event of a Participant’s death, unless a beneficiary shall notify the Company of such beneficiary’s entitlement to the Participant’s RSUs within six months following the death of the Participant, all RSUs that vested as a result of the Participant’s death shall be forfeited.
(c) In the event that during the period of the Participant’s employment with the Company or one of its Affiliates after the Grant Date a Change in Control shall occur, then the Committee may provide for one or more of the following: (i) that all outstanding unvested RSUs shall immediately vest on the date of such Change in Control, subject to Section 2(d) below, and shall be settled in shares of Common Stock that are not subject to the restrictions on transfer described in Section 2(e), (ii) that all of the terms and provisions of this Grant Notice shall continue in effect without change as a result of such Change in Control, (iii) that each RSU be converted into the right to receive the same consideration with respect to each RSU as the stockholders of the Company receive for each share of Common Stock upon the Change in Control except that the Committee may provide that the consideration may be subject to the same vesting conditions and restrictions on transfer to which the Common Stock would have been subject pursuant to Section 2(e), and/or (iv) any of the other events referenced in Section 6(k) of the Plan.
(d) In the event that any calendar date on which vesting is purportedly scheduled pursuant to the terms of Sections 2(a), 2(b) or 2(c) above is not a Business Day (as defined below), the vesting shall automatically be delayed until the first Business Day following that calendar date. “Business Day” means a date on which commercial banks in New York, New York are open for general business.
(e) On or as soon as reasonably practicable following each RSU Vesting Date, the Company shall deliver to the Participant’s account with the third party administering the Company’s equity awards programs (currently Charles Schwab) (the “Administrator”) one share of Common Stock with respect to each whole RSU that vests on such RSU Vesting Date. The Common Stock delivered to the Participant’s account with the Administrator shall be “non-transferable” (referred to as the “Non-Transferable Stock”) during the period beginning on each RSU Vesting Date until the expiration of the two-year period following such RSU Vesting Date. Such Non-Transferable Stock may be maintained in “book-entry” form, registered in the Participant’s name on the books of the Company and no actual certificates therefore shall be delivered by the Company, or the Company may make other arrangements with the Administrator with respect to the form of the Non-Transferable Stock as the Company deems necessary to comply with the provisions of this Grant Notice. It is a condition to the Company’s obligation to deliver any evidence of the shares of Common Stock to the Participant pursuant to this Grant Notice that the Participant shall have opened an account with the Administrator. For purposes of this Grant Notice, “non-transferable” shall mean that the

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Participant is not allowed to sell, assign, transfer, pledge, hypothecate or otherwise dispose of the Non-Transferable Stock. The Participant shall have all rights of a stockholder in respect of the Non-Transferable Stock, including, without limitation, the right to vote the Non-Transferable Stock and the right to receive any dividends on the Non-Transferable Stock, except that any and all shares of Common Stock or other securities received by the Participant with respect to the Non-Transferable Stock as a result of a stock dividend, stock split, spin-off, split-off, recapitalization, capital reorganization, reclassification of shares of Common Stock, merger or consolidation shall be deemed to be Non-Transferable Stock subject to all of the applicable provisions of this Grant Notice and shall cease being Non-Transferable Stock at the same time as the Non-Transferable Stock giving rise to such additional shares or securities received.
3. Certain Changes; Rights as a Stockholder. The number and class of shares of Common Stock or other securities which are distributable to the Participant with respect to any RSU covered by this Grant Notice shall be adjusted proportionately or as otherwise appropriate to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, spin-off, split-off, split-up, recapitalization, capital reorganization, reclassification of shares of Common Stock, merger or consolidation, or any like capital adjustment, or the payment of any stock dividend, and/or to reflect a change in the character or class of shares covered by the Plan arising from a readjustment or recapitalization of the Company’s capital stock, in each case as determined by the Committee. The Participant shall not have any rights to cash dividends, voting rights or other rights of a stockholder with respect to the RSUs covered by this Grant Notice unless and until the Company delivers the Non-Transferable Stock to the Participant’s account in accordance with Section 2(e).
4. Definitions. “Disability” or “Disabled” means that, in the determination of the Committee, the Participant is totally and permanently disabled, as established by the Labor doctor (“médecin du travail”) and corresponding to the second or third rank as provided under Article L. 341-4 of the French social security code. “Specific Action” means a specific action not included in, but authorized under, the Plan and which is required to comply with the French tax and social security legislation related to “attribution d’actions gratuites” (as defined by Article L. 225-197-1 to 5 of the French Commercial Code).
5. No Employment Rights; Termination of Employment. Nothing in this Grant Notice shall give the Participant any right to continue in the employment of the Company or any Affiliate or to interfere in any way with the right of the Company or any Affiliate to terminate the employment of the Participant. Except as otherwise expressly provided in Sections 2(b) and 2(c) hereof, RSUs that are not vested as of the date the Participant’s employment with the Company and its Affiliates terminates or ceases for any reason or no reason, whether voluntary or involuntary (including, without limitation, termination or cessation of employment with or without cause or arising out of or in connection with a reduction in force, sale or shutdown of certain operations, or otherwise), shall immediately and automatically terminate and be forfeited in their entirety.
6. Plan Provisions. The provisions of the Plan shall govern, and if or to the extent that there are inconsistencies between those provisions and the provisions hereof, the provisions of the Plan shall govern. A copy of the Plan is available on the Company’s global Intranet Web site, currently located at http://insideworldwide.com. For the avoidance of doubt, if this Grant Notice provides for a Specific Action authorized under the Plan, then this Grant Notice and not the Plan shall control as to the Specific Action to be taken.

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7. Withholding. In the event that prior to the date that any withholding tax is due hereunder, the Participant has not provided the Company with notice (which may be by written notice or by an election made via the website operated by the Administrator) (the “Payment Notice”) to the effect that the Participant will provide the Company (or the Administrator on the Company’s behalf) payment of the amount, if any, deemed necessary by the Company in its reasonable discretion to enable the Company and its Affiliates to satisfy the minimum federal, foreign or other tax withholding or similar obligations of the Company and its Affiliates with respect to the shares of Common Stock (and/or any other items which may be distributable to the Participant pursuant to Section 2(c), 2(e) or 3 hereof), or in the event the Participant provides the Payment Notice but does not timely deliver payment of the appropriate amount to the Company (or the Administrator on the Company’s behalf), then the Company shall satisfy the minimum federal, foreign or other tax withholding or similar obligation of the Company and its Affiliates with respect to such vesting by withholding the number of whole shares of Common Stock (on and valued as of the applicable date) (and/or other items which may be distributable to the Participant on the such date pursuant to Section 2(c), 2(e) or 3 hereof) sufficient to satisfy such minimum withholding and other obligations.
8. Notices. All notices or other communications to be given or delivered in connection with this Grant Notice shall be either in electronic format or in writing and shall be deemed to have been properly served if delivered electronically, personally, by courier, or by certified or registered mail, return receipt requested and first class postage prepaid, in the case of notices to the Company, to the attention of Director of Human Resources, at the Company’s offices at 5 Clock Tower Place, Suite 500, Maynard, MA 01754 and in the case of notices to the Participant, to the Participant’s last known address (as noted in the Participant’s personnel file) or such other addresses (including any electronic email addresses) as the recipient party has specified by prior notice to the sending party. All such notices and communications shall be deemed received upon the actual delivery thereof in accordance with the foregoing.
9. Binding Effect; Headings; Status. This Grant Notice shall be binding upon and shall inure to the benefit of the Company, the Participant and their respective successors and permitted assigns. The subject headings of Sections are included for the purpose of convenience only and shall not affect the construction or interpretation of any of the provisions of this Grant Notice. The Participant’s rights under this Grant Notice, including, without limitation, rights to RSUs, shall at all times that such rights exist represent a general obligation of the Company. The Participant shall be a general creditor of the Company with respect thereto and shall not have a secured or preferred position with respect thereto. Nothing in this Grant Notice or the Plan shall be deemed to create an escrow, trust, custodial account or fiduciary relationship of any kind.
10. Non-Assignability, Etc. The Participant’s rights under this Grant Notice, including, without limitation, rights to RSUs, are not assignable or transferable except upon the Participant’s death to a beneficiary designated by the Participant in a written beneficiary designation filed with the Company or, if no duly designated beneficiary shall survive the Participant, pursuant to the Participant’s will and/or by the laws of descent and distribution. Any and all such rights shall not be subject to anticipation, alienation, sale, transfer, encumbrance except as otherwise expressly permitted herein.

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11. Securities Laws; Insider Trading. The Committee may from time to time impose any conditions on the RSUs and shares of Common Stock as it deems necessary or advisable to ensure that the Plan, this Grant Notice and the issuance and resale or any securities comply with all applicable securities laws, including without limitation the Securities Act and Rule 16b-3 under the Exchange Act. Such conditions may include, among other things, the requirement that certificates for shares of Common Stock to be issued to the Participant hereunder contain a restrictive legend in such form and substance as may be determined by the Committee. Without limiting the foregoing, it is understood that Affiliates of the Company may resell Common Stock only pursuant to an effective registration statement under the Securities Act, pursuant to Rule 144 under the Securities Act, or pursuant to another exemption from registration under the Securities Act. The Participant understands and agrees that any and all transactions involving shares of Common Stock or other securities of the Company must comply with applicable laws, rules, regulations and policies, including but not limited to the Company’s policy regarding insider trading, which policy, among other things, prohibits transactions involving shares of Common Stock or other securities of the Company by individuals who have material non-public information relating to the Company.
12. Black-Out Period. As provided by article L. 225-197-1-I 8th paragraph of the French Commercial Code, the Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of the shares of Common Stock delivered pursuant to this Grant Notice during (1) the ten (10) trading days preceding and following the date on which the Company’s Form 10-K is filed with the U.S. Securities and Exchange Commission and (2) the period between the date on which the Company’s Board of Directors (“organes sociaux”) become aware of information which, if made public, could have a material impact on the price of the shares of the Company’s Common Stock, and the date ten (10) trading days after such information is made public.
13. General.
(a) This Grant Notice shall be deemed to be an Award Agreement as defined in the Plan. It is understood and agreed that for purposes of administering this Grant Notice and the RSUs granted to the Participant, the records of the Company and/or the Administrator may reflect a separate award and a separate award identification number for the RSUs scheduled to vest on each separate RSU Vesting Date.
(b) This Grant Notice shall be governed by and construed in accordance with the laws of the State of New York (other than the conflict of laws provisions thereof). This Grant Notice constitutes the entire understanding of the legal obligations between the parties with respect to the subject matter hereof and controls and supersedes any prior understandings, agreements or representations by or between the parties, written or oral with respect to its subject matter, including but not limited to the provisions of any and all employment agreements and offer letters (such as terms providing for acceleration or other enhancement to restricted stock or other equity interests in the event of the occurrence of specified events), except and only to the extent of any rights of the Company or its Affiliates relating to Section 280G of the Internal Revenue Code of 1986, as amended.

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(c) The Participant should not rely on any representation not set forth in this Grant Notice.
(d) The Participant has received a copy of a French language translation of this Grant Notice (attached as Annex A) and a French language “Brochure” explaining the provisions of the RSUs covered by this Grant Notice (attached as Annex B). In addition, a French language translation of the Plan is available on the Company’s global Intranet Web site, currently located at http://insideworldwide.com. The provisions of this Grant Notice (and the Plan as provided in Section 6 of this Grant Notice) shall govern, and if or to the extent that there are inconsistencies between those provisions and the provisions of the French language translation of this Grant Notice and/or the Brochure, the provisions of this Grant Notice and the Plan shall govern.
14. Amendment. This Grant Notice may be unilaterally amended by the Company without Participant’s consent as provided in the Plan or to conform the Grant Notice to any changes required by the Administrator or as a result of the change of Administrator.

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ANNEX A
[French language translation of the Grant Notice]
MONSTER WORLDWIDE, INC.
NOTIFICATION D’ATTRIBUTION D’ACTIONS GRATUITES A DES RESIDENTS FRANCAIS
MONSTER WORLDWIDE, INC., une société de droit du Delaware (ci-après désignée la “Société”) notifie par la présente à [Participant Name] (le “Participant”) l’attribution d’Actions Gratuites (ci-après désignées “AG”) par le Comité au Participant le [Grant Date] (la “Date d’Attribution”) conformément au Plan d’Intéressement par Attribution d’Actions 2008 de la Société, dans sa dernière version applicable (le “Plan”) et aux termes et conditions stipulés dans la présente Notification et dans le Plan. Toutes les AG attribuées en application de la présente Notification.sont appelées à ouvrir droit à un traitement favorable aux termes de la législation française fiscale et régissant la sécurité sociale relative à « l’attribution d’actions gratuites » (telle que cette expression est définie par l’article L. 225-197-1 à 5 du Code du Commerce français), au bénéfice des Participants qui résident fiscalement en France. Les termes commençant par une majuscule, s’ils ne font pas l’objet d’une autre définition dans les présentes, auront le même sens que dans le Plan.
1. Attribution des AG. Sous réserve des termes et conditions de la présente Notification et du Plan, le Participant s’est vu attribué [Number of RSUs] AG. Les AG seront acquises et les paiements correspondant à ces AG seront effectués, s’ils le sont, conformément à la Section 2 des présentes.
2. Acquisition.
(a) Les AG attribuées au Participant seront acquises et le paiement correspondant à ce nombre d’AG sera effectué à concurrence du pourcentage d’AG indiqué en face des dates figurant ci-après (chacune étant une “Date d’Acquisition d’AG”), sous réserve que le Participant soit resté sans interruption salarié de la Société ou de l’une des Sociétés Affiliées de cette dernière entre la Date d’Attribution et la Date d’Acquisition d’AG considérée :

Pourcentage progressif de
l’attribution ouverte à
Date	l’acquisition
Second Anniversaire de la Date d’Attribution	50%
Troisième Anniversaire de la Date d’Attribution	25%
Quatrième Anniversaire de la Date d’Attribution	25%
Il ne sera pas tenu compte de toute fraction d’AG résultant de la stricte application des pourcentages progressifs susvisés et le nombre réel d’AG acquis à toute Date d’Acquisition d’AG donnée correspondra au seul nombre entier d’AG déterminé en appliquant le pourcentage progressif pertinent.

(b) Si, pendant que le Participant est employé par la Société ou par l’une des Sociétés Affiliées de cette dernière après la Date d’Attribution :
(i) le Participant décède, ou
(ii) le Participant encourt une Incapacité,
(ces événements étant collectivement désignés ci-après des « Evénements d’Accélération »), toutes les AG non encore acquises le deviendront immédiatement à compter de la date de l’Evénement d’Accélération considéré, sous réserve des termes de la Section 2(d) ci-après, et elles seront réglées en actions ordinaires qui ne seront pas assujetties aux restrictions limitant la cession, décrites à la Section 2(e), tel que le prescrit l’article L. 225-197-3 et l’article L. 225-197-1-I, 5ème et 6ème paragraphes du Code du Commerce français, respectivement. Nonobstant ce qui précède, comme le prescrit l’article L. 225-197-3 du Code du Commerce français, en cas de décès d’un Participant, toutes les AG acquises en conséquence du décès du Participant deviendront caduques si, écoulé le délai de six mois suivant le décès du Participant, aucun bénéficiaire n’a notifié la Société de son droit aux AG du Participant.
(c) Si, pendant que le Participant est employé par la Société ou par l’une des Sociétés Affiliées de cette dernière après la Date d’Attribution, un Changement de Contrôle a lieu, le Comité pourra prendre l’une des dispositions suivantes ou plusieurs : (i) toutes les AG non encore acquises le deviendront immédiatement à la date du Changement de Contrôle considéré, sous réserve de la Section 2(d) ci-après, et seront réglées en Actions Ordinaires qui ne sont assujetties à aucune des restrictions limitant leur transfert, décrites à la Section 2(e), (ii) tous les termes et stipulations de la présente Notification continueront de prendre effet sans changement à la suite du Changement de Contrôle, (iii) chaque AG sera convertie en un droit de recevoir la même rétribution au titre de chaque AG que celle que reçoivent les actionnaires de la Société au titre de chaque Action Ordinaire au moment du Changement de Contrôle. Toutefois, le Comité pourra prévoir que ledit droit à rétribution soit assujetti aux mêmes conditions d’acquisition et aux mêmes restrictions limitant le transfert, que celles auxquelles sont le cas échéant assujetties les Actions Ordinaires aux termes de la Section 2(e), et/ou (iv) le Comité pourra prendre l’une des autres dispositions visées à la Section 6(k) du Plan.
(d) Si la date prévue pour une acquisition conformément aux termes des Sections 2(a), 2(b) ou 2(c) ci-dessus n’est pas un Jour ouvrable (tel que défini ci-après), l’acquisition considérée sera automatiquement reportée au premier Jour ouvrable suivant ladite date. “Jour ouvrable” désigne une date à laquelle les banques commerciales de New York sont ouvertes pour mener l’ensemble de leurs activités.
(e) A chaque Date d’Acquisition d’AG ou dès que possible après cette date, la Société placera sur le compte du Participant ouvert auprès du tiers en charge d’administrer les programmes d’attribution d’actions de la Société (actuellement Charles Schwab) (« l’Administrateur ») une action ordinaire pour chaque AG entière acquise à la Date d’Acquisition d’AG considérée. Les Actions Ordinaires placées sur le compte du Participant ouvert auprès de l’Administrateur seront “incessibles” (ci-après désignées les “Actions Incessibles”) pendant la période allant de chaque Date d’Acquisition d’AG à l’expiration du délai de deux ans suivant la Date d’Acquisition d’AG considérée. Ces Actions Incessibles pourront être inscrites sous forme de « titres dématérialisés » au nom du Participant dans le registre de la Société et aucun certificat matériel y afférent ne sera délivré par la Société, ou bien la Société pourra conclure tout autre arrangement avec l’Administrateur en ce qui concerne la forme des Actions

Incessibles et qu’elle considererait nécessaire afin de respecter les dispositions de la présente Notification. L’ouverture d’un compte auprès de l’Administrateur constitue une condition à l’obligation pour la Société de fournir la preuve des Actions Ordinaires au Participant au titre de la présente Notification. Aux fins de la présente Notification, “incessible” signifie qu’il n’est pas permis au Participant de vendre, céder, nantir, hypothéquer ou aliéner de toute autre façon les Actions Incessibles. Le Participant aura tous les droits dévolus à un actionnaire au titre de ses Actions Incessibles et notamment, à titre indicatif et non exhaustif, le droit de vote attaché aux dites actions et le droit de recevoir tous dividendes distribués au titre des Actions Incessibles. Toutefois, toutes les Actions Ordinaires ou autre valeurs mobilières equivalentes reçues par le Participant au titre de ses Actions Incessibles, pour paiement de dividendes sur ces dernières actions ou en conséquence d’un fractionnement d’actions, d’une scission-distribution, d’une scission-échange, d’une recapitalisation, d’une restructuration du capital, d’un reclassement des Actions Ordinaires, d’une fusion ou d’un regroupement, seront réputées être des Actions Incessibles sous réserve de toutes les clauses applicables de la présente Notification et elles cesseront d’être des Actions Incessibles en même temps que les Actions Incessibles qui ont donné lieu à l’octroi des actions ou valeurs mobilières equivalentes supplémentaires considérées.
3. Certains changements ; droits acquis en qualité d’Actionnaire. Le nombre et la catégorie des Actions Ordinaires ou autres valeurs mobilières correspondantes distribuables au Participant au titre des AG régies par la présente Notification seront réajustés proportionnellement à, ou par toute autre méthode adaptée pour prendre en compte, toute augmentation ou diminution du nombre des actions ordinaires émises, consécutive à un fractionnement d’actions, une scission-distribution, une scission-échange, une recapitalisation, une restructuration du capital, un reclassement des Actions Ordinaires, une fusion ou un regroupement ou à tout réajustement analogue du capital ou à laquelle il est procédé aux fins du payer tout dividende sur des actions ; et/ou pour prendre en compte tout changement intervenu dans le type ou la catégorie d’actions régis par le Plan, consécutif à un réajustement ou à une recapitalisation du capital de la Société, tel que le Comité le déterminera dans chaque cas. Les AG objet de la présente Notification ne sauraient conférer au Participant un quelconque droit à des dividendes, droit de vote ou autres droits dévolus aux actionnaires avant que et sans que la Société porte des Actions Incessibles au compte du Participant conformément à la Section 2(e).
4. Définitions. “Incapacité” ou “incapable” signifie, tel que l’a déterminé le Comité, que le Participant est dans un état définitif et total d’incapacité tel qu’établi par le médecin du travail, correspondant au classement dans la deuxième ou troisième catégorie prévue par l’article L. 341-4 du Code de la Sécurité sociale français. “Mesure Spécifique” s’entend d’une mesure spécifique qui n’est pas incluse dans le Plan mais qui est autorisée aux termes du Plan et qu’il faut nécessairement prendre pour se conformer aux dispositions du Code Général des Impôts français et de la législation française sur la sécurité sociale, relatives à « l’attribution d’actions gratuites » (telle que cette expression est définie par l’article L. 225-197-1 à 5 du Code du Commerce français).
5. Aucun droit à l’emploi ; Rupture du contrat de travail. Rien dans la présente Notification ne revient ou ne vise à conférer au Participant tout droit de conserver son emploi au sein de la Société ou d’une Filiale de la Société ou de s’opposer de quelque façon que ce soit au droit de la Société ou d’une Filiale de la Société de rompre le contrat de travail du Participant. Sauf les dispositions contraires expresses prévues aux Sections 2(b) et 2(c) des présentes, les AG qui ne sont pas acquises à la date de résiliation, de rupture ou de cessation du contrat de travail entre le Participant et la Société et ses Sociétés Affiliées, que celle-ci soit volontaire ou involontaire (et notamment, à titre indicatif et non exhaustif, en cas de rupture ou de cessation du contrat de travail due ou liée à une réduction de l’effectif, à la vente ou à la fermeture de certaines opérations ou autre), seront immédiatement et automatiquement résiliées et deviendront caduques dans leur intégralité.

6. Clauses du Plan. Les clauses du Plan régiront et si et dans la mesure où il y a des contradictions entre ces clauses et celles des présentes, les clauses du Plan l’emporteront. Une copie du Plan est disponible sur le site intranet de la Société, actuellement disponible à l’adresse suivante: http://insideworldwide.com. Pour lever toute ambiguïté, si la présente Notification prévoit une Mesure Spécifique autorisée aux termes du Plan, la présente Notification l’emportera et non le Plan en ce qui concerne la Mesure Spécifique considérée.
7. Retenue à la source. Si, avant la date à laquelle toute retenue fiscale est à faire aux termes des présentes, le Participant n’a pas fait à la Société la notification écrite (qu’il pourra faire à son gré par courrier ou moyennant un choix d’option sur le site internet exploité par l’Administrateur) (la “Notification de Paiement”), afin de remettre à la Société (ou à l’Administrateur, pour le compte de la Société) le paiement du montant, s’il existe, jugé nécessaire par la Société à sa discrétion raisonnable pour permettre à la Société et ses Sociétés Affiliées d’acquitter la retenue minimum fiscale fédérale, étrangère ou autre ou de s’acquitter d’obligations du même ordre incombant à la Société et à ses Sociétés Affiliées au titre des Actions Ordinaires (et ou de tout autre élément distribuable au Participant conformément à la Section 2(c), 2(e) ou 3 des présentes) ou si le Participant fait la Notification de Paiement mais ne procède pas en temps et en heure au paiement du montant correspondant en faveur de la Société (ou de l’Administrateur, pour le compte de la Société), la Société acquittera la retenue fiscale minimum fédérale, étrangère ou autre ou toute obligation analogue incombant à la Société et à ses Sociétés Affiliées au titre de cette acquisition, en retenant le nombre d’Actions Ordinaires entières telles qu’évaluées à la date considérée (et/ou d’autres éléments à distribuer le cas échéant au Participant à ladite date en application des Sections 2(c), 2(e) ou 3 des présentes) suffisant pour acquitter les obligations minimums de retenue et autres obligations susvisées.
8. Notifications. Toutes notifications ou autres communications à faire dans le cadre de la présente Notification seront faites soit sous forme électronique soit par écrit et seront réputées avoir été signifiées en bonne et due forme, si elles sont transmises sous forme électronique, remises en main propre, envoyées par courrier rapide ou par courrier recommandé avec accusé de réception et par courrier normal, dans le cas des notifications faites à la Société, à l’attention du Directeur des Ressources Humaines dans les bureaux de la Société sis au 5 Clock Tower Place, Suite 500, Maynard, MA 01754 et, dans le cas des notifications faites au Participant, à la dernière adresse connue du Participant (telle que celle-ci est consignée dans le dossier personnel du Participant) ou à toute autre adresse (y compris toute adresse de messagerie électronique) que le destinataire aura le cas échéant indiquée moyennant un préavis par écrit à la partie expéditrice. Toutes ces notifications et ces communications seront réputées reçues à la date de leur remise effective conformément à ce qui précède.
9. Opposabilité ; Titres ; Statut. La présente Notification sera opposable à, et prendra effet au bénéfice de la Société, du Participant et de leurs successeurs respectifs et ayants-droits autorisés. Les titres des sections sont inclus à la seule fin de faciliter la consultation des présentes et seront sans effet sur l’interprétation de toute clause de la présente Notification. Les droits que la présente Notification confère au Participant, et notamment, à titre indicatif et non exhaustif, ses droits aux AG, représenteront, à tout moment où ces droits existeront, une obligation générale de la Société. Ces droits confèrent au Participant un statut de créancier général de la Société et ne lui confèrent aucune garantie particulière et aucun rang privilégié. Rien dans la présente Notification ou dans le Plan n’est réputé créer un compte bloqué de garantie, un compte de fiducie, un compte de dépôt ou une relation fiduciaire de quelque nature que ce soit.

10. Incessibilité, etc. Les droits que la présente Notification confère au Participant, et notamment, à titre indicatif et non exhaustif, ses droits aux AG, ne sont ni cessibles ni transmissibles sauf au décès du Participant, où ils seront transmissibles au bénéficiaire que le Participant aura désigné dans une désignation de bénéficiaire établie par écrit et remise à la Société ou, si aucun bénéficiaire désigné en bonne et due forme n’a survécu au Participant, conformément au testament du Participant et/ou aux dispositions légales régissant la succession. Et tous ces droits ne sauraient faire l’objet d’une anticipation, d’une aliénation, d’une vente, d’une transmission, d’une hypothèque sauf dans la mesure expressément permise aux termes des présentes.
11. Dispositions légales sur les valeurs mobilières ; Délit d’initié. Le Comité pourra à tout moment imposer des conditions afférentes aux AG et aux actions Ordinaires qu’il jugera nécessaires ou souhaitables pour faire en sorte que le Plan, la présente Notification, l’émission et la revente de toutes valeurs mobilières soient conformes à toutes les dispositions légales applicables relatives aux valeurs mobilières, et notamment, à titre indicatif et non exhaustif, à la Security Act et à la Règle 16b-3 prévue par la loi américaine sur les Echanges boursiers (Exchange Act).. Il pourra notamment imposer, parmi d’autres conditions, que les certificats d’Actions Ordinaires à délivrer au Participant en application des présentes contiennent une mention restrictive dont la forme et le fond seront tels que déterminés par le Comité. Sans que cela ne limite la portée générale de ce qui précède, il est entendu que les Sociétés Affiliées de la Société ne pourront revendre les actions ordinaires qu’aux seuls termes d’une déclaration d’enregistrement en vigueur établie conformément à la Législation sur les Valeurs Mobilières, de la Règle 144 que prévoit la Législation sur les Valeurs Mobilières ou aux termes de toute autre exemption d’enregistrement que prévoit la Législation sur les Valeurs Mobilières. Il est entendu et convenu par le Participant que toutes les transactions portant sur des Actions Ordinaires ou sur d’autres valeurs mobilières de la Société doivent être conformes aux dispositions légales et réglementaires et aux règlements applicables, et notamment, à titre indicatif et non exhaustif, au Règlement de la Société relatif aux délits d’initié, règlement qui interdit, entre autres, aux personnes qui bénéficient d’informations concernant la Société qui ne sont pas publiques, de faire des transactions portant sur les Actions Ordinaires ou sur d’autres valeurs mobilières de la Société.
12. Période d’interdiction. Conformément aux dispositions de l’article L. 225-197-1-I 8ème paragraphe du Code du Commerce français, le Participant ne saurait vendre, céder, transmettre, nantir, hypothéquer ou aliéner de toute autre façon les Actions Ordinaires remises en application de la présente Notification pendant (1) la période de dix (10) jours de bourse précédant et suivant la date à laquelle la Société a déposé le Formulaire 10-K (“comptes annuels”) de la Société auprès de l’Autorité américaine de régulation des marchés financiers (U.S. Securities et Exchange Commission) et (2) la période située entre la date à laquelle les organes sociaux de la Société ont pris connaissance d’informations qui, si elles étaient rendues publiques, pourraient avoir des répercussions importantes sur le cours des Actions Ordinaires de la Société et la date intervenant dix (10) Jours de Bourse après le moment où ces informations ont été rendues publiques.

13. Généralités.
(a) La présente Notification sera considérée comme constituant un “Award Agreement”, ainsi que défini par le Plan. Il est entendu et convenu qu’aux fins d’administrer la présente Notification et les AG attribuées au Participant, il sera permis que les livres et registres tenus par la Société et/ou par l’Administrateur fassent figurer une attribution séparée et un numéro d’identification d’attribution séparé pour les AG dont l’acquisition est appelée à avoir lieu à chaque Date d’Acquisition d’AG séparée.
(b) La présente Notification sera régie par le droit de l’Etat de New York (hormis les dispositions de ce droit sur le conflit entre législations) et interprétée conformément à celui-ci. La présente Notification est conforme à la compréhension qu’ont les parties de leurs obligations légales concernant l’objet de la Notification et annule et remplace toute entente ou accord conclu(e) ou déclaration faite entre les parties, par écrit ou oralement, concernant cet objet, et notamment les clauses pertinentes de tout contrat de travail et lettre de proposition d’emploi (telles que les clauses définissant les circonstances dans lesquelles, si elles se produisent, les actions restreintes ou d’autres participations au capital feront l’objet d’une accélération ou d’autres améliorations), sauf les droits de la Société ou de ses Sociétés Affiliées afférents à la Section 280G du Code des Impôts américain de 1996 (Internal Revenue Code of 1986), dans sa dernière version applicable.
(c) Le Participant ne devra se fier à aucune déclaration qui ne figurerait pas dans la présente Notification.
(d) Le Participant a reçu une copie d’une traduction en français de la présente Notification (jointe en Annexe A) et une “Brochure” en français expliquant les modalités d’attribution des AG qui sont couvertes par la présente Notification (jointe en Annexe B). Une traduction en français du Plan est disponible sur le site intranet de la Société, actuellement disponible à l’adresse suivante: http://insideworldwide.com. Les clauses de la présente Notification (et celles du Plan visées à la Section 6 de la présente Notification) régiront et, si ou dans la mesure où il existe des contradictions entre les présentes clauses et celles de la traduction française de la présente Notification et/ou de la Brochure, les clauses de la présente Notification et du Plan l’emporteront.
14. Amendement. La présente Notification peut être modifiée unilatéralement par la Société sans le consentement du Participant sur la base du Plan ou pour conformer la présente Notification aux changements imposés par l’Administrateur ou par un changement d’Administrateur.

ANNEX B
PLAN D’ACTIONS GRATUITES
MONSTER 2009
GUIDE PRATIQUE A L’USAGE DES BENEFICIAIRES
La présente note est un guide général préparé par la société Monster Worldwide Inc. afin de vous présenter de manière simple le mode de fonctionnement du plan d’actions gratuites qu’elle a mis en place. Elle a été rédigée avec le plus grand soin mais ne doit pas être considérée que comme un guide exhaustif.
Cette note d’information est uniquement destinée aux membres du personnel salarié de la société Monster Worldwide SAS auxquels des actions gratuites sont attribuées dans le cadre du Plan. Elle est strictement confidentielle et ne saurait être communiquée à l’extérieur de la société.
Les informations communiquées dans cette note, notamment les informations d’ordre législatif et réglementaire, sont à jour à la date indiquée sur le document.
Cette note d’information est conçue pour être un guide général sur le fonctionnement du Plan et ne saurait être considérée comme une analyse de votre situation fiscale personnelle au regard des actions qui vous sont attribuées. Il vous est recommandé de consulter votre conseil habituel si vous souhaitez procéder à une telle analyse.
Les conséquences fiscales et sociales de l’attribution d’actions gratuites visée ci-après ne sont garanties ni par Monster Worldwide Inc. ni par aucune de ses filiales ou sociétés affiliées
Si vous avez des questions complémentaires concernant le mode de fonctionnement du Plan, nous vous invitons à vous adresser à votre responsable des ressources humaines.
Février 2009

PLAN D’ATTRIBUTION D’ACTIONS GRATUITES
Le Plan prévoit l’attribution d’actions gratuites à certains salariés sélectionnés de Monster Worldwide et de ses filiales — et notamment Monster Worldwide SAS — afin de leur permettre de profiter des perspectives de croissance de la société Monster Worldwide Inc. Afin de répondre aux prescriptions du droit français et de s’assurer que vous pourrez bénéficier du régime fiscal et social de faveur applicable aux actions gratuites en France, ce Plan a fait l’objet de certaines adaptations dans le cadre d’une notification applicable aux salariés de Monster Worldwide SAS résidents de France (la « notification »).
1. Qu’est-ce qu’une action gratuite ?
Des actions existantes ou à émettre peuvent vous être attribuées sans contrepartie financière. Vous ne deviendrez propriétaire des actions qui vous seront remises gratuitement qu’au terme d’une période d’acquisition et ne pourrez pleinement en disposer qu’à l’issue d’une période de conservation.
2. Comment serai-je informé de l’attribution des actions ?
Lorsque des actions vous sont attribuées, vous recevez copie du Plan et de la notification sous la forme d’un document intitulé « Restricted Stock Unit Award Grant Notice for Residents of France » précisant notamment le nombre d’actions qui vous sont attribuées et leur valeur.
La notification applicable aux salariés de Monster Worldwide SAS résidents de France prendra effet à compter de la date d’attribution. Cette notification d’attribution d’actions gratuites sera formalisée par voie électronique sur le site internet de l’administrateur (actuellement Charles Schwab).
3.	Suis-je titulaire de droits sur les actions qui me sont attribuées gratuitement dès le début de la période d’acquisition?
Avant l’attribution définitive des actions et donc tant que vous n’êtes pas propriétaire des actions (cf. paragraphe 4.), vous êtes titulaire d’un simple droit de créance. Par conséquent, vous ne possédez aucun des droits attachés aux actions, qu’il s’agisse des droits dits « politiques » (notamment des droits de vote), ou des droits financiers (notamment des droits à dividendes) (article 2.e de la notification).
Ces droits de créance vous sont attribués à titre strictement personnel et ne peuvent donc pas être cédés.
4. A quelle date suis-je propriétaire des actions qui me sont attribuées gratuitement?
Vous deviendrez propriétaire des actions qui vous ont été attribuées de façon progressive. En effet, l’attribution des actions est définitive au terme d’une période d’acquisition décomposée en trois tranches et dont le point de départ est la date d’attribution des actions (article 2.a de la notification) :
(i)	vous devenez propriétaire de 50% des actions qui vous ont été attribuées (première tranche) à compter du deuxième anniversaire de la date d’attribution ;
(ii)	vous devenez propriétaire de 25 % des actions restantes qui vous ont été attribuées (deuxième tranche) à compter du troisième anniversaire de la date d’attribution ;
(iii)	vous devenez propriétaire des actions restantes (soit 25% du total des actions qui vous ont été attribuées, troisième tranche) à compter du quatrième anniversaire de la date d’attribution,.

5. Dois-je accomplir des formalités à compter de la date d’attribution définitive décrite au paragraphe 3 ?
L’attribution définitive des actions devra être matérialisée de manière formelle par l’ouverture d’un compte avec une tierce personne en sa qualité d’administrateur de la société Monster Worldwide Inc. (actuellement Charles Schwab).
6. Pourrai-je céder librement les actions qui me sont attribuées gratuitement ?
Les actions qui vous ont été attribuées définitivement doivent être conservées pendant deux ans à compter de la date d’attribution définitive. Il s’agit d’une période de conservation de deux ans qui court à compter de la fin de la période d’acquisition (article 2.c de la notification).
Il existe cependant, à ce jour, deux cas dans lesquels les actions peuvent être cédées avant la période de conservation de deux ans décrite ci-dessus (article 2.b de la notification). Ces cas sont les suivants :
(i)	Décès du bénéficiaire ;
(ii)	Incapacité du bénéficiaire, correspondant au classement dans la deuxième ou troisième catégorie prévue par l’article L.341-4 du Code de la sécurité sociale.
Nous attirons votre attention sur le fait que le délai de deux ans qui vous est imposé entre la date d’attribution des actions et la date de la cession des actions correspondantes et pendant lequel vous ne pouvez pas céder vos actions (délai d’indisponibilité) vous permet de bénéficier du régime fiscal et social de faveur actuellement applicable aux attributions d’actions gratuites en France. En cas de modification du délai d’indisponibilité dans le cadre d’une réforme de la législation en vigueur, la date à partir de laquelle vous pourriez céder vos actions pourrait être modifiée en conséquence.
7. Suis-je titulaire de droits sur les actions qui me sont attribuées gratuitement au cours de la période de conservation?
Au terme de la période d’acquisition, vous devenez propriétaire des actions ; vous possédez des droits attachés aux actions, qu’il s’agisse des droits dits « politiques » (notamment des droits de vote), ou des droits financiers (notamment des droits à dividendes). Néanmoins, vous ne pouvez pas céder vos actions avant le terme de la période de conservation décrite au paragraphe 6 pour pouvoir bénéficier du régime fiscal et social de faveur applicable lors de la cession (cf. paragraphe 10). En pratique, vos actions seront conservées auprès de l’administrateur de la société Monster Worldwide Inc. (actuellement Charles Schwab) pendant le délai de 2 ans (cf. section 2. e de la notification).

8. Que se passe-t-il en cas de rupture de mon contrat de travail ?
Il convient de distinguer selon le motif de la cessation du contrat de travail :
•	En cas de décès
En cas de décès pendant la période de d’acquisition décrite au paragraphe 4, les héritiers du bénéficiaire peuvent demander l’attribution anticipée de toutes les actions dans les six mois du décès. Si aucune demande d’attribution n’a été formulée par les héritiers, l’attribution d’action gratuite devient caduque.
En cas de décès pendant la période d’acquisition ou pendant la période de conservation, les actions reçues par les héritiers deviennent librement cessibles et peuvent donc être revendues immédiatement sans attendre l’expiration du délai de deux ans mentionné au paragraphe 6 ci-dessus.
•	En cas d’invalidité relevant de la deuxième ou de la troisième classe conformément aux dispositions de l’article L.341-4 du Code de la sécurité sociale,
Les actions sont définitivement attribuées de manière anticipée au bénéficiaire au jour de la cessation de son contrat de travail. Les actions sont librement cessibles sans attendre l’expiration du délai de deux ans mentionné au paragraphe 6 ci-dessus.
•	Autres cas de cessation du contrat de travail (licenciement quelque soit son motif, démission, etc.)
Toutes les attributions non définitives d’actions deviennent immédiatement caduques à la date de la cessation du contrat de travail.
Les actions attribuées définitivement avant la cessation du contrat de travail ne peuvent être cédées avant l’expiration du délai de deux ans mentionné au paragraphe 6.
9. Que se passe-t-il en cas de changement de contrôle ?
En cas de transfert de titres entraînant changement du contrôle de la société Monster Worlwide Inc., l’ensemble des termes et conditions de la notification pourra être maintenu et l’opération pourra être considérée comme intercalaire, sous réserve des modalités de transition qui seront retenues par le Comité (article 2.c de la notification). Celles-ci pourront, le cas échéant, remettre en cause le régime fiscal et social relatif à vos actions.
10. Quel est le régime fiscal et social applicable ?
Vous ne serez pas assujetti à l’impôt ou à des charges sociales lors de l’attribution de l’action.
De même, vous ne serez pas assujetti à l’impôt ou à des charges sociales lors de l’attribution définitive des actions.
Dans le cadre du régime fiscal actuellement en vigueur, vous ne serez imposable que lors de la cession des actions selon le régime indiqué ci-après :
(i)	Régime fiscal et social applicable au gain d’acquisition

Le gain d’acquisition, qui correspond à correspond à l’avantage octroyé au bénéficiaire, est égal à la valeur réelle de l’action à la date d’attribution définitive. Il est actuellement imposable dans les conditions suivantes :
Le gain d’acquisition est soumis à l’impôt au taux global de 44.6% (30% d’impôt sur le revenu, 8,2% de CSG, 0,5% de CRDS, 3,4% de prélèvement social et de contributions additionnelles au prélèvement social, 2.5% de contribution sociale).
Vous pouvez cependant opter pour l’imposition du gain d’acquisition à l’impôt sur le revenu dans la catégorie des traitements et salaires si une telle option se révèle plus intéressante pour vous.
(ii) Régime fiscal et social applicable au gain de cession
La plus-value résultant de la cession d’actions gratuites est égale à la différence entre leur prix de cession et le gain d’acquisition.
Le gain de cession est actuellement imposable dans les conditions suivantes :
Le gain de cession est soumis à l’impôt à un taux global de 30,1% (18% d’impôt sur le revenu et 12,1% de prélèvements sociaux). La plus-value de cession n’est toutefois pas imposée lorsque le montant total des cessions de valeurs mobilières réalisées par votre foyer fiscal au cours d’une même année n’excède pas 25.730 Euros (seuil applicable pour l’année 2009 et qui sera actualisé chaque année en fonction de l’évolution des tranches du barème de l’impôt sur le revenu).
Les commentaires qui précèdent sont fondés sur la réglementation française en vigueur au 19 février 2009 et sont donc susceptibles d’être modifiés, y compris pour les actions attribuées définitivement, en cas de modification ultérieure de la législation applicable aux attributions d’actions gratuites.
***

SYNTHESE DU REGIME FISCAL ET SOCIAL APPLICABLE EN FRANCE AUX
ATTRIBUTIONS D’ACTIONS GRATUITES

PERIODE D’ACQUISITION DES ACTIONS (2 ANS)	Deux ans à compter de la date d’attribution des actions

PERIODE DE CONSERVATION DES ACTIONS (2 ANS)	Deux ans à compter de la date d’attribution définitive des actions

GAIN D’ACQUISITION (la valeur réelle de l’action à la date d’attribution définitive)	Impôt sur le revenu : taux proportionnel de 30% (mais option possible pour le régime des traitements et salaires)

Charges sociales : 14.6% (8,2% de CSG, 0,5% de CRDS, 3,4% de prélèvement social et de contributions additionnelles au prélèvement social, 2.5% de contribution sociale).

Date d’exigibilité : année au titre de laquelle les actions sont cédées.

GAIN DE CESSION (la différence entre le prix de cession et le gain d’acquisition)	Impôt sur le revenu : taux proportionnel de 18%

Charges sociales : 12,1% de prélèvements sociaux. La plus-value de cession n’est toutefois pas imposée lorsque le montant total des cessions de valeurs mobilières réalisées par votre foyer fiscal au cours d’une même année n’excède pas 25.730 Euros (seuil applicable pour l’année 2009 et qui sera actualisé chaque année en fonction de l’évolution des tranches du barème de l’impôt sur le revenu).

Date d’exigibilité : année au titre de laquelle les actions sont cédées.